Powers of Attorney
     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert and James E. McKee and each of them (with power of substitution) as his true and lawful attorney-in-fact to execute and sign the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of The Gabelli Utility Trust (the “Fund”), and all amendments and supplements thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Fund, par value $0.001 per share, any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the undersigned officers and Trustees themselves might or could do.

IN WITNESS WHEREOF, each of the undersigned Trustees have hereunto set their hand this 14th day of November, 2007.

Mario J. Gabelli	Frank J. Fahrenkopf, Jr.
Trustee	Trustee

/s/ John D. Gabelli

Thomas E. Bratter	John D. Gabelli
Trustee	Trustee

/s/ Anthony J. Colavita

Anthony J. Colavita	Robert J. Morrissey
Trustee	Trustee

/s/ James P. Conn	/s/ Anthony R. Pustorino

James P. Conn	Anthony R. Pustorino
Trustee	Trustee

/s/ Vincent D. Enright	/s/ Salvatore J. Zizza

Vincent D. Enright	Salvatore J. Zizza
Trustee	Trustee